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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 16, 2003

Mrs. Fields' Original Cookies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-45179	87-0552899
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2855 East Cottonwood Parkway, Suite 400 Salt Lake City, Utah		84121-7050
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, including area code (801) 736-5600

(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events and Required FD Disclosure.

New Credit Facility

        On January 16, 2003, Mrs. Fields' Original Cookies, Inc., a Delaware corporation (the "Registrant"), entered into a Second Amended and Restated Loan and Security Agreement (the "New Credit Facility") with Foothill Capital Corporation, a California corporation (the "Lender"), pursuant to which the Registrant's former credit facility (the "Old Credit Facility") with LaSalle National Bank, a national banking association, was replaced and all amounts outstanding under it were refinanced..

        Under the New Credit Facility, which expires on November 1, 2004, the Registrant's maximum borrowing capacity, assuming it satisfies certain borrowing base restrictions, will be increased from $9.0 million (the Registrant's maximum borrowing capacity under the Old Credit Facility as of January 14, 2003) to $11.9 million, $2.0 million of which is available in the form of letters of credit and $9.9 million of which is available under the revolving credit facility. The New Credit Facility, like the Old Credit Facility, is fully secured by substantially all of the Registrant's assets.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)
Exhibits.

Exhibit 10.1	Second Amended and Restated Loan and Security Agreement, dated as of January 16, 2003, between Mrs. Fields' Original Cookies, Inc., a Delaware corporation, and Foothill Capital Corporation, a California corporation.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MRS. FIELDS' ORIGINAL COOKIES, INC.
By:	/s/ LARRY A. HODGES Name: Larry A. Hodges Title: President

Dated: February 3, 2003

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INFORMATION TO BE INCLUDED IN THE REPORT
  Item 5. Other Events and Required FD Disclosure.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES